EXHIBIT 11 -- EARNINGS PER SHARE

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                         THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                      -------------------------
                                                                         1995           1994
                                                                      ----------     ----------
PRIMARY EARNINGS PER SHARE
Computation for Statement of Operations:
  Net earnings per statement of operations used in primary earnings per share computation:
          Net earnings..............................................  $  503,011     $  (54,618)
  Interest on borrowings, net of tax effect, on application of assumed from exercise of warrants and options in excess of 20%
     limitation.....................................................      60,929         53,278
                                                                      ----------     ----------
          Net earnings as adjusted..................................  $  563,940     $   (1,340)
                                                                      ==========     ==========
  Weighted average number of shares outstanding, as per primary
     computation above..............................................   1,131,859      1,216,314
  Net shares issuable from assumed exercise of warrants and options, as determined by the application of the Modified Treasury Stock
     Method.........................................................     506,917        495,026
                                                                      ----------     ----------
          Weighted average number of shares outstanding.............   1,638,776      1,711,340
                                                                      ==========     ==========
Primary earnings per share..........................................  $     0.34     $    (0.00)
                                                                      ==========     ==========
FULLY DILUTED EARNINGS PER SHARE
Computation for Statement of Operations:
  Net earnings per statement of operations used in fully diluted earnings per share computation:
          Net earnings..............................................  $  503,011     $  (54,528)
  Interest and amortized costs on convertible notes, net of tax
     effect.........................................................      87,456             --
  Interest on borrowings, net of tax effect, on application of assumed from exercise of warrants and options in excess of 20%
     limitation.....................................................      61,077         53,278
                                                                      ----------     ----------
          Net earnings as adjusted..................................  $  651,544     $   (1,250)
                                                                      ==========     ==========
  Weighted average number of shares outstanding, as per fully
     diluted computation above                                         1,131,859      1,216,314
  Net shares issuable from assumed exercise of warrants and options, as determined by the application of the Modified Treasury Stock
     Method.........................................................     506,917        495,026
  Weighted average shares issuable from assumed conversion of
     convertible notes..............................................     410,714             --
                                                                      ----------     ----------
          Weighted average number of shares outstanding.............   2,049,490      1,711,340
                                                                      ==========     ==========
Fully diluted earnings per share....................................  $     0.32     $    (0.00)
                                                                      ==========     ==========